UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2022

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 11, 2022, McEwen Mining Inc. (the “Company”) announced that Anna Ladd-Kruger, the Company’s Chief Financial Officer, has taken a leave of absence from her position with the Company for medical reasons. During her absence, other executive officers of the Company will assume her duties.

Also on January 11, 2022, the Company announced that Segun Odunuga, Vice President, Corporate Controller, has agreed to act as temporary principal financial officer of the Company until further notice. Mr. Odunuga, age 52, joined the Company in July 2021. From January 2016 to July 2021, he acted as the Head of Finance and IT for Asahi Refining North America, a leading metals refiner, where he was responsible for monitoring and reporting on financial performance and strategic financial direction for North American operations, including Canada, Mexico, the U.S. and Chile, in addition to managing the IT and human resource functions. From 2007 to 2015, he served as the assistant controller for Centerra Gold Inc., a leading North American gold producer. Mr. Odunuga is a member and Chartered Professional Accountant in Ontario and member and Chartered Accountant in Nigeria. He received a Masters of Business Administration from the Aspen University in Colorado and a Bachelors of Science in Social Studies from the Obafemi Awolowo University in Nigeria.

Item 7.01	Regulation FD Disclosure

On January 11, 2022, the Company issued a press release announcing Ms. Ladd-Kruger’s leave of absence. A copy of the press release dated January 11, 2022 is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this report:

99.1	Press Release dated January 11, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

Cautionary Statement

With the exception of historical matters, the matters discussed in the press release include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding future exploration, development, construction and production activities and other anticipated future events. Factors that could cause actual results to differ materially from projections or estimates include, among others, the continuing effects of the COVID-19 pandemic and related governmental responses, metal prices, economic and market conditions, operating costs, receipt of permits, receipt of working capital, and future drilling results, as well as other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other filings with the United States Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: January 13, 2022	By:	/s/ Carmen Diges
Carmen Diges, General Counsel